Exhibit 10.1

HAMPSHIRE GROUP, LIMITED
114 West 41st Street
New York, NY 10036

April 5, 2013

BGY II, LLC
c/o Buxbaum Group
28632 Roadside Drive, Suite 200
Agoura Hills, CA 91301
Attn: Mr. Paul Buxbaum
Facsimile: (818) 878-3911
e-mail: pbuxbaum@buxbaumgroup.com

Copy:     Olshan Frome Wolosky, LLP

Park Avenue Tower

65 East 55th Street

New York, NY 10022
Attn: Steve Wolosky, Esq.

Facsimile: (212) 451-2222
e-mail: swolosky@olshanlaw.com

Re: Merger Agreement Amendment

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger (the “Agreement”), dated as of June 13, 2011, as amended on August 15, 2011, August 25, 2011, March 7, 2013 and April 1, 2013, by and between Hampshire Group, Limited, a Delaware corporation (“Parent”), RG Merger Sub, S.A., a Honduran sociedad anonima and a wholly owned subsidiary of Parent, Rio Garment S. de R.L., a limited liability company organized under the laws of the Republic of Honduras (the “Company”), the Equityholders of the Company listed on Schedule I of the Agreement and BGY II, LLC, a Delaware limited liability company in its capacity as the Equityholders’ Representative. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

For good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the undersigned parties hereby agree, pursuant to Section 13.6 of the Agreement, to the following:

1.	Section 11.7(b) of the Agreement shall be amended and restated in its entirety as follows:

“(b) No later than the earlier of (x) August 26, 2014 or (y) five days following the date of a Trigger Event, Parent shall issue to the Equityholders’ Representative (for transfer by the Equityholders’ Representative pursuant to and in accordance with the provisions of the Equityholders Distribution of Proceeds Agreement) 822,368 shares of Parent Common Stock. For the purposes of this Section 11.7, “Trigger Event” shall mean the first day on which Parent has become aware of an “ownership change” of Parent as defined in Section 382(g)(1) of the U.S. Internal Revenue Code of 1986, as amended.”

2.	Section 11.7(c) of the Agreement shall be amended and restated in its entirety as follows:

“(c) No later than the earlier of (x) August 26, 2014 or (y) the later of (1) five days following the date of a Trigger Event or (2) September 4, 2013, Parent shall issue to the Equityholders’ Representative (for transfer by the Equityholders’ Representative pursuant to and in accordance with the provisions of the Equityholders Distribution of Proceeds Agreement), the Two-Year Tax Holdback Shares less the Claim Reserves for Open Claims under Section 11.2(c) in respect thereof (valued at the Reference Price) as of August 25, 2013, if any.”

3.

The parties agree that as of the date hereof, there are no Open Claims existing under Section 11.2(c) and that if the Two-Year Tax Holdback Shares were delivered pursuant to Section 11.7(c) of the Agreement on the date hereof, 137,061 shares of Parent Common Stock would be issued.

4.	This letter agreement shall be binding upon and inure solely to the benefit of each party to the Agreement and its successors and permitted assigns.

5.

In the event that any provision of this letter agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this letter agreement shall remain in full force and effect.

6.

The provisions set forth in this letter agreement shall be deemed to be and shall be construed as part of the Agreement to the same extent as if fully set forth verbatim therein. In the event of any variation or inconsistency between any provision contained in this letter agreement and any provision contained in the Agreement, the provision contained herein shall govern. All references in the Agreement or any other agreements, instruments and documents executed and delivered in connection therewith to the “Agreement” shall be deemed to refer to the Agreement as amended hereby.

7.

This letter agreement shall be deemed to properly amend the Agreement in accordance with Section 13.6 of the Agreement. Except as expressly modified by this letter agreement, all of the terms, covenants, agreements, conditions and other provisions of the Agreement (including, without limitation, the Applicable Survival Periods set forth in Section 11.1 of the Agreement) shall remain in full force and effect in accordance with their respective terms.

8.

This letter agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

9.

This letter agreement may be executed by the parties hereto in one or more counterparts or duplicate originals, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals. The exchange of a fully executed letter agreement (in counterpart or otherwise) by electronic transmission in PDF format or by facsimile shall be sufficient to bind the parties hereto.

[signature page follows]

Very truly yours,

PARENT

HAMPSHIRE GROUP, LIMITED,
a Delaware corporation

By: Peter Woodward
Name: Peter Woodward
Title: Chairman

MERGER SUB

RIO GARMENT S.A.,

a Honduran sociedad anonima (formerly known as

RG Merger Sub, S.A. and successor in interest to

Rio Garment S. de R.L.)

By: /s/ Maura M. Langley
Name: Maura M. Langley
Title: Secretary and Treasurer

Acknowledged and agreed to as of the date first hereinabove set forth:

EQUITYHOLDERS’ REPRESENTATIVE

BGY II, LLC
a Delaware limited liability company

By: /s/ Paul Buxbaum
Name: Paul Buxbaum
Title: Member